MILLER ENERGY RESOURCES REPORTS FOURTH QUARTER
AND FULL YEAR 2013 RESULTS
——————————————————————————

Conference Call at 4:30 pm ET on Tuesday, July 16, 2013

KNOXVILLE, TN. - (July 16, 2013) - Miller Energy Resources, Inc. (“Miller” or the “Company”) (NYSE: MILL) today reported its results for the fourth quarter and fiscal year ended April 30, 2013. Revenues for fiscal 2013 declined 2% to $34.8 million compared to $35.4 million in fiscal 2012. Miller reported a net loss attributable to common stockholders of $25.5 million, or $0.60 per diluted share, in fiscal 2013 compared to a loss of $19.5 million, or $0.48 per diluted share in fiscal 2012.

Fourth quarter revenues declined 13% to $7.7 million in fiscal 2013 compared to $8.9 million in the fourth quarter of fiscal 2012. Net loss attributable to common stockholders for the fourth quarter of fiscal 2013 was $13.1 million, or $0.31 per diluted share, compared to a loss of $8.4 million, or $0.20 per diluted share, in the fourth quarter of fiscal 2012. The decrease in fourth quarter revenue resulted from RU-7 being offline due to a pump failure and related workover, a normal decline curve from our WMRU field, and fluctuations in our shipping schedules.

“Miller continues to successfully rework, recomplete and sidetrack wells on our Osprey offshore platform in Alaska with Rig 35,” stated Scott Boruff, CEO. “While our revenues remained relatively constant in fiscal 2013 as compared to the prior year, we achieved several operational milestones late in the fiscal year and subsequent to year end. In fiscal 2014, we expect to see a substantial increase in revenues with significant contributions from our newest oil well, RU-2A, and our newest gas wells, RU-3 and RU-4. Currently, RU-2A, RU-3, and RU-4 are producing approximately 1,700 boepd, which has more than doubled our production. Based on current production levels we expect that RU-2A will increase revenue by more than $10 million per quarter and add $8 million per quarter to free cash flow.”
“We believe that increased production from Alaska will drive incremental revenue and profit growth,” added David Voyticky, President and Acting CFO. “We will continue to execute our strategy to restore existing wells to production and further develop our Alaskan properties. We are well positioned to aggressively pursue our 2014 strategic priorities with increased cash flow, the ability to access the capital markets through Series C Preferred Stock offerings, continued benefits from Alaskan tax credits, and the potential for joint ventures.”

Operational and Financial Highlights

•
Received approval from state regulators to commence drilling with Rig 35 on the Osprey offshore platform in the Redoubt Shoals field in Alaska. The rig has been used on workovers for RU-1, RU-2A, RU-3, RU-4 and RU-7. RU-3 and RU-4 are now fulfilling 100% of our current fuel gas demand with a combined flow rate of 2.5 MMcfd, and RU-2A is producing more than 1,300 boepd.

•	Completed the first horizontal well in the Mississippian Lime in Tennessee, CPP-H-1.

•
Applied for a right-of-way permit necessary for construction of the Trans Foreland pipeline. When completed, this subsea pipeline will move crude oil from the west side of the Cook Inlet to the east side where the nearest refinery is located. Transporting the crude via pipeline will decrease costs and increase safety.

•	Average realized oil prices increased 9% to $101.53 in fiscal 2013 compared to $93.10 for fiscal 2012.

•	Closed $100 million credit facility, with an initial borrowing base of $55 million, with Apollo Investment Corporation on June 29, 2012, refinancing the higher cost facility that previously existed.

•	Issued Series B Preferred Stock to accredited investors.

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MILL Reports Fourth Quarter Results

July 16, 2013

•	Issued Series C Preferred Stock, which is listed on the NYSE, through underwritten public sales and At The Market (“ATM”) sales.

Fourth Quarter Results
Total revenues for the fourth quarter ended April 30, 2013 decreased 13% to $7.7 million, compared to $8.9 million for the same quarter in fiscal year 2012. The decrease resulted from RU-7 being offline due to a pump failure and a related workover, a normal decline curve from our WMRU field, and fluctuations in our shipping schedules.

Total operating costs and expenses increased 38% to $22.5 million for the fourth quarter ended April 30, 2013, compared with $16.3 million for the same quarter in fiscal year 2012, primarily due to workover costs for RU-1 and RU-7, slightly offset by a decrease in general and administrative expenses, primarily due to lower stock-based compensation expense and state production tax credits (which are recorded as a reduction to general and administrative expenses).

The Company recorded a net loss attributable to common stockholders of $13.1 million, or $0.31 per diluted share, for the fourth quarter ended April 30, 2013, compared to a loss of $8.4 million, or $0.20 per diluted share for the same period in fiscal year 2012.

Fiscal Year Results

Total revenues for the fiscal year ended April 30, 2013 were $34.8 million compared to $35.4 million for fiscal 2012. The Company produced and sold 317,606 BOE compared with 371,843 BOE in fiscal year 2012. The year-over-year decline in production was primarily attributed to RU-1 and RU-7 not being online for a portion of fiscal 2013.

Oil revenues decreased 8% to $29.4 million in fiscal 2013 and accounted for 98% of total oil and gas revenues. The average realized oil price in 2013 was $101.53 per barrel, 9% higher than the average realized oil price in 2012 of $93.10 per barrel. Natural gas average realized prices were relatively flat at $3.52 per mcf in 2013 compared with $3.47 per mcf in 2012.

Total operating costs and expenses increased 11% to $67.2 million from $60.5 million in fiscal year 2012. Oil and gas operating costs increased $9.8 million to $24.7 million primarily due to higher costs associated with drilling activities on the Osprey offshore platform and workover costs incurred on RU-1 and RU-7. General and administrative expenses decreased 23% to $22.8 million due to lower stock-based compensation and employee benefits expenses. Depreciation, depletion and amortization remained constant at $13.2 million compared to $13.3 million in fiscal 2012.

The Company recorded a net loss attributable to common stockholders of $25.5 million, or $0.60 per diluted share, compared with a loss of $19.5 million, or $0.48 per diluted share, for the same period in fiscal year 2012.

Miller had approximately $2.6 million of cash and cash equivalents and $17.7 million of restricted cash at April 30, 2013. Total debt outstanding was $57.6 million at April 30, 2013 compared to $24.1 million at April 30, 2012. The Company invested $37.9 million in capital expenditures during the year ended April 30, 2013 compared to $34.0 million a year ago. Management has access to sufficient capital to fund the Company's drilling and working capital needs for fiscal 2014.

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MILL Reports Fourth Quarter Results

July 16, 2013

Investor Conference Call

Mr. Scott Boruff, CEO of Miller Energy and Mr. David Voyticky, President and Acting CFO, will host its fourth quarter and full year 2013 earnings call. To attend the call, please use the dial in information below. When prompted, ask for the "Miller Energy Resources Q4 2013 conference call".

Date:	Tuesday, July 16, 2013
Time:	4:30 pm Eastern Time US
Dial-In (U.S.):	+1-877-941-1427
International Dial-In:	+1-480-629-9664
Conference ID:	4628652
Webcast:	http://public.viavid.com/index.php?id=105235

Please dial in at least 10-minutes before the call to ensure timely participation.

A playback of the call will be available until 7:30 p.m. ET on July 16, 2013 to 11:59 p.m. ET on July 30, 2013. To listen, call +1-877-344-7529 within the United States or +1-412-317-0088 when calling internationally. Please use the replay pin number 4628652.

About Miller Energy Resources

Miller Energy Resources is a high growth oil and natural gas exploration, production and drilling company operating in multiple exploration and production basis in North America. Miller's focus is in Cook Inlet, Alaska and in the heart of Tennessee's prolific and hydrocarbon-rich Appalachian Basin including the Chattanooga Shale. Miller is headquartered in Knoxville, Tennessee with offices in Anchorage, Alaska and Huntsville, Tennessee.

Statements Regarding Forward-Looking Information

Certain statements in this press release and elsewhere by Miller Energy Resources¸ Inc. are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve the implied assessment that the resources described can be profitably produced in the future, based on certain estimates and assumptions. Forward-looking statements are based on current expectations, estimates and projections that involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those anticipated by Miller Energy Resources, Inc. and described in the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, the potential for Miller to experience additional operating losses; material weaknesses in Miller's internal control over financial reporting and the need to enhance Miller's management, systems, accounting, controls and reporting performance; high debt costs under Miller's existing senior credit facility; potential limitations imposed by debt covenants under the senior credit facility on Miller's growth and ability to meet our business objectives; Miller's ability to meet the financial and production covenants contained in the Apollo Credit Facility; whether Miller are able to complete or commence drilling projects within the expected time frame; litigation risks; the ability to perform under the terms of oil and gas leases, and exploration licenses with the Alaska DNR, including meeting the funding or work commitments of those agreements; uncertainties related to deficiencies identified by the SEC in our Form 10-K for 2011; Miller's ability to successfully acquire, integrate and exploit new productive assets in the future; whether Miller can establish production on certain leases in a timely manner before expiration; the ability to complete the work commitments required as terms of the Susitna Basin Exploration Licenses; the ability to recover proved undeveloped reserves and convert probable and possible reserves to proved reserves; Miller's experience with horizontal drilling; risks associated with the hedging of commodity prices; the dependence on third party transportation facilities; concentration risk in the market for the oil we produce in Alaska; the impact of natural disasters on our Cook Inlet Basin operations; the effect of global market conditions on the ability

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MILL Reports Fourth Quarter Results

July 16, 2013

to obtain reasonable financing and on the prices of Miller's common and Series C Preferred Stock; the imprecise nature of our reserve estimates; risks related to drilling dry holes or wells without commercial quantities of hydrocarbons; fluctuating oil and gas prices and the impact on Miller's results from operations; the need to discover or acquire new reserves in the future to avoid declines in production; differences between the present value of cash flows from proved reserves and the market value of those reserves; the existence within the industry of risks that may be uninsurable; strong industry competition; constraints on production and costs of compliance that may arise from current and future environmental, FERC and other statutes, rules and regulations at the state and federal level; new regulation on derivative instruments used to manage risk against fluctuating commodity prices; the impact that future legislation could have on access to tax incentives currently enjoyed by Miller; that no dividends may be paid on our common stock for some time; cashless exercise provisions of outstanding warrants; market overhang related to restricted securities and outstanding options, and warrants; the impact of non-cash gains and losses from derivative accounting on future financial results; risks to non-affiliate shareholders arising from the substantial ownership positions of affiliates; the junior ranking of the Series C Preferred Stock to the Series B Preferred Stock and all indebtedness; the ability to pay dividends on the Series C Preferred Stock; whether the Series C Preferred Stock is rated; the ability of the Series C Preferred Stockholders to exercise conversion rights upon a Change of Control; fluctuations in the market price of the Series C Preferred Stock; whether additional shares of Series C Preferred Stock or additional series of preferred stock that rank on parity with the Series C Preferred Stock are issued; the very limited voting rights held by Series C Preferred Stockholders; the newness of the Series C Preferred Stock and its limited trading market; risks related to the continued listing of the Series C Preferred Stock on the NYSE; and the effect of the change of control conversion feature of the Series C Preferred Stock on a potential change in control. Additional information on these and other factors, which could affect Miller's operations or financial results, are included in Miller Energy Resources, Inc.'s reports on file with United States Securities and Exchange Commission including its Annual Report on Form 10-K, as amended, for the fiscal year ended April 30, 2013. Miller Energy Resources, Inc.'s actual results could differ materially from those anticipated in these forward- looking statements as a result of a variety of factors, including those discussed in its periodic reports that are filed with the Securities and Exchange Commission and available on its Web site (www.sec.gov). All forward-looking statements attributable to Miller Energy Resources or to persons acting on its behalf are expressly qualified in their entirety by these factors. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this press release. We assume no obligation to update forward-looking statements should circumstances or management's estimates or opinions change unless otherwise required under securities law.

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MILL Reports Fourth Quarter Results

July 16, 2013

MILLER ENERGY RESOURCES, INC.
CONSOLIDATED BALANCE SHEETS
(dollars in thousands, except per share data)

	April 30,
	2013	2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$2,551	$3,971
Restricted cash	7,531	2,250
Accounts receivable	3,204	3,107
State production credits receivable	12,713	2,958
Inventory	3,382	1,835
Prepaid expenses and other	1,183	482
	30,564	14,603
OIL AND GAS PROPERTIES, NET	486,009	475,802
EQUIPMENT, NET	43	34
OTHER ASSETS:
Land	542	542
Restricted cash, non-current	10,207	9,875
Deferred financing costs, net of accumulated amortization	4,666	1,426
Other assets	541	413
	$575,405	$536,389
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable	$13,129	$9,504
Accrued expenses	6,338	6,744
Short-term portion of derivative instruments	842	2,803
Current portion of long-term debt	6,000	24,130
	26,309	43,181
OTHER LIABILITIES:
Deferred income taxes	157,530	167,319
Asset retirement obligation	19,890	18,366
Long-term portion of derivative instruments	—	7,700
Long-term debt, less current portion	51,559	—
	255,288	236,566
COMMITMENTS AND CONTINGENCIES
MEZZANINE EQUITY:
Series A cumulative preferred stock, redemption amount of $11,200	—	8,818
Series C cumulative preferred stock, redemption amount of $37,000	31	—

STOCKHOLDERS' EQUITY:
Common stock, $0.0001 par, 500,000,000 shares authorized, 43,444,694 and 41,086,751 shares issued and outstanding, respectively	4	4
Additional paid-in capital	88,184	64,813
Retained earnings	200,693	226,188
	288,881	291,005
	$575,405	$536,389

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MILL Reports Fourth Quarter Results

July 16, 2013

MILLER ENERGY RESOURCES, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(dollars in thousands, except per share data)

	For the Year Ended April 30,
	2013	2012	2011
REVENUES:
Oil sales	$29,447	$31,880	$20,360
Natural gas sales	468	613	726
Other	4,886	2,909	1,756
	34,801	35,402	22,842
OPERATING EXPENSES:
Oil and gas operating	24,698	14,861	9,703
Cost of other revenue	4,189	926	808
General and administrative	22,799	29,718	14,555
Exploration expense	1,458	1,241	—
Depreciation, depletion and amortization	13,170	13,310	10,961
Accretion of asset retirement obligation	900	1,072	1,407
Other operating income, net	(64)	(641)	—
	67,150	60,487	37,434
OPERATING LOSS	(32,349)	(25,085)	(14,592)
OTHER INCOME (EXPENSE):
Interest expense, net	(4,276)	(1,837)	(934)
Gain (loss) on derivatives, net	6,751	(2,832)	(1,008)
Gain on acquisitions	—	—	6,910
Other income (expense), net	(329)	58	(537)
	2,146	(4,611)	4,431
LOSS BEFORE INCOME TAXES	(30,203)	(29,696)	(10,161)
Income tax benefit	(9,783)	(11,006)	(6,281)
NET LOSS	(20,420)	(18,690)	(3,880)
Accretion of preferred stock	(2,866)	(847)	—
Series C accumulated dividends	(2,209)	—	—
NET LOSS ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(25,495)	$(19,537)	$(3,880)

LOSS PER COMMON SHARE:
Basic	$(0.60)	$(0.48)	$(0.11)
Diluted	$(0.60)	$(0.48)	$(0.11)
WEIGHTED AVERAGE NUMBER OF COMMON SHARES:
Basic	42,682,685	40,811,308	36,112,286
Diluted	42,682,685	40,811,308	36,112,286

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MILL Reports Fourth Quarter Results

July 16, 2013

MILLER ENERGY RESOURCES, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
 (dollars in thousands)

	For the Year Ended April 30,
	2013	2012	2011
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(20,420)	$(18,690)	$(3,880)
Adjustments to reconcile net loss to net cash provided by (used in) operating activities:
Depreciation, depletion and amortization	13,170	13,310	10,961
Amortization of deferred financing fees	828	1,123	491
Gain on acquisitions	—	—	(6,910)
Loss on sale of equipment	—	—	626
Expense from issuance of equity	10,722	14,072	5,126
Dry hole costs and leasehold impairments	1,264	1,061	—
Payment-in-kind interest on debt	307	—	—
Deferred income taxes	(9,789)	(11,006)	(6,281)
Unrealized (gain) loss on derivative instruments, net	(5,235)	3,436	1,008
State production credits	(3,268)	—	(873)
Accretion of asset retirement obligation	900	1,072	1,407
Changes in operating assets and liabilities:
Receivables	(2)	(808)	(1,796)
Inventory	(1,676)	(235)	(768)
Prepaid expenses and other assets	(829)	(654)	1,448
Accounts payable, accrued expenses, and other	2,537	4,220	7,175
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES	(11,491)	6,901	7,734

CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures for oil and gas properties	(26,361)	(7,558)	(10,490)
Purchase of equipment and improvements	(11,533)	(26,409)	(825)
Proceeds from sale of equipment	2,000	—	—
NET CASH USED IN INVESTING ACTIVITIES	(35,894)	(33,967)	(11,315)

CASH FLOWS FROM FINANCING ACTIVITIES:
Cash dividends	(1,231)	—	—
Payments on debt	(24,130)	(8,764)	(3,500)
Debt acquisition costs	(3,853)	(2,140)	—
Proceeds from borrowings	55,000	30,894	5,500
Proceeds from sale of shares	—	10,000	—
Redemption of preferred stock	(11,240)	—	—
Issuance of preferred stock	35,867	—	—
Equity issuance costs	(2,667)	—	—
Exercise of equity rights	3,832	1,383	1,266
Restricted cash	(5,613)	(1,895)	(1,121)
NET CASH PROVIDED BY FINANCING ACTIVITIES	45,965	29,478	2,145
NET CHANGE IN CASH AND CASH EQUIVALENTS	(1,420)	2,412	(1,436)

CASH AND CASH EQUIVALENTS AT BEGINNING OF PERIOD	3,971	1,559	2,995
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$2,551	$3,971	$1,559
SUPPLEMENTARY CASH FLOW DATA:
Cash paid for interest	$11,143	$1,986	$824

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MILL Reports Fourth Quarter Results

July 16, 2013

About Adjusted Non-GAAP Financial Measures

To supplement the Company's consolidated financial statements, which statements are prepared and presented in accordance with GAAP, we use non-GAAP adjusted EBITDA. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, including that in our public filings. The Company uses this non-GAAP financial measure for financial and operational decision making and as a means to evaluate period-to-period comparisons. Management believes that this non-GAAP financial measure provides meaningful supplemental information regarding the Company's performance and liquidity by excluding certain expenses and expenditures that may not be indicative of "recurring core business operating results", meaning operating performance excluding non-cash amortization charges for intangibles, after-tax non-cash stock-based compensation expenses and non-cash goodwill impairment. Miller Energy believes that both management and investors benefit from referring to this non-GAAP financial measure in assessing performance and when planning, forecasting and analyzing future periods. This non-GAAP financial measure also facilitates management's internal comparisons to historical performance and liquidity as well as comparisons to competitors' operating results. The Company believes this non-GAAP financial measure is useful to investors both because (1) it allows for greater transparency with respect to key metrics used by management in its financial and operational decision making and (2) it is used by our institutional investors and the analyst community to help them analyze the health of the business.

Adjusted EBITDA Reconciliations

	For the Year Ended April 30,
	2013	2012	2011
	(dollars in thousands)
Loss before income taxes	$(30,203)	$(29,696)	$(10,161)
Adjusted by:
Interest expense, net	4,276	1,837	934
Depreciation, depletion and amortization	13,170	13,310	10,961
Accretion of asset retirement obligation	900	1,072	1,407
Exploration expense	1,458	1,241	—
Stock-based compensation	10,459	14,072	5,126
Unrealized (gain) loss on derivatives	(5,235)	3,436	1,008
Adjusted EBITDA	$(5,175)	$5,272	$9,275

For more information, please contact the following:

MZ Group
Derek Gradwell
SVP, Natural Resources
Phone: 949-259-4995
Email: dgradwell@mzgroup.us
Web: www.mzgroup.us

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